Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. TOTAL COKE PRODUCTION

ESTIMATED TO BE 604 THOUSAND TONS IN FIRST QUARTER 2015

•	Estimated first quarter 2015 domestic coke production increased 37 thousand tons versus same prior year period

•	Reaffirm full year 2015 Adjusted EBITDA attributable to SXCP guidance

Lisle, Ill. (April 6, 2015) – SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported preliminary first quarter 2015 coke production of 604 thousand tons, reflecting 100 percent of the production at our Haverhill, Middletown and Granite City facilities. This is up an estimated 37 thousand tons and reflects favorable production and better coal-to-coke yields this winter as compared to the same prior year period.

Production attributable to SXCP during first quarter 2015 benefited from our acquisition of a 75 percent interest in the Granite City cokemaking facility on January 13, 2015 and increased ownership in the Haverhill and Middletown cokemaking facilities.

Capacity utilization collectively for first quarter 2015 is estimated to be 106 percent, as compared to 100 percent for the same prior year period.

Preliminary Coke Production and Capacity Utilization
	For quarter ended March 31,
(Coke production in thousands of tons)	2015(1)	2014
Haverhill, Middletown, and Granite City Coke Production (100%)	604	567
Production Attributable to SXCP(2)	533	269
Capacity Utilization (percent)	106	100

(1)	Estimated
(2)	Includes 98 percent of the coke production at the Haverhill and Middletown cokemaking facilities in first quarter 2015 and 75 percent of the coke production at the Granite City cokemaking facility for the period of January 14, 2015 - March 31, 2015, compared to 65 percent of the coke production at the Haverhill and Middletown cokemaking facilities in first quarter 2014

See exhibit at end of release for coke production schedule for the last four quarters.

Our full year 2015 Adjusted EBITDA attributable to SXCP guidance remains between $169 million to $179 million, reflecting the stability of our operations, security of our long-term take-or-pay contracts and commercial protection provided under our Omnibus Agreement with SunCoke Energy, Inc.

UPCOMING EVENTS

SunCoke Energy Partners, L.P. tentatively plans to issue first quarter 2015 earnings before market opens and host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, April 23, 2015. This conference call will be webcast live and archived for replay in the Investor Relations section of www.sxcpartners.com. Investors may participate on this call by dialing 1-800-446-2782 in the U.S. or 1-847-413-3235 if outside the U.S., confirmation code 39310600.

SunCoke Energy Partners, L.P.

Page | 2

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal each year and are strategically located to reach key U.S. ports in the Gulf Coast, East Coast and Great Lakes. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.sxcpartners.com.

DEFINITIONS

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for asset and goodwill impairment and sales discounts. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. These credits expired in 2012. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of SXCP’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

SunCoke Energy Partners, L.P.

Page | 3

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

###

SunCoke Energy Partners, L.P.

Domestic Coke Production and Capacity Utilization
	For quarter ended March 31,		For quarter ended December 31,		For quarter ended September 30,		For quarter ended June 30,
(Coke production in thousands of tons)	2015(1)	2014	2014	2013	2014	2013	2014	2013
Haverhill, Middletown, and Granite City Coke Production (100%)	604	567	628	617	629	623	611	626
Production Attributable to SXCP(2)	533	269	443	289	438	291	364	296
Capacity Utilization (percent)(3)	106	100	108	106	109	108	107	109

(1)	Estimated
(2)	For periods prior to the May 9, 2014 closing on the acquisition of an additional 33 percent interest in the Haverhill and Middletown cokemaking operations, reflects 65 percent of the production at these two facilities. After May 9, 2014, reflects 98 percent of the production at these two facilities. For periods after the January 13, 2015 closing on the acquisition of 75 percent interest in Granite City cokemaking operation, includes 75 percent of production at this facility
(3)	All periods reflect capacity utilization at Haverhill, Middletown and Granite City cokemaking facilities